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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the use of our report dated May 16, 1997, on the financial statements of SpectruMedix Corporation as of March 31, 1997, appearing on page 34 of this Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998.

NEW YORK, NEW YORK
JUNE 26, 1998                                           LAZAR LEVINE & FELIX LLP